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                                                                    EXHIBIT 10.1


                             BILLING CONCEPTS CORP.

                   1999 COMMSOFT ACQUISITION STOCK OPTION PLAN


         1. PURPOSE. Pursuant to the terms of the Plan of Merger and Acquisition Agreement (the "Merger Agreement") dated December 14, 1998, by and among Billing Concepts Corp. (the "Company"), Concepts Acquisition Corp., a wholly owned subsidiary of the Company ("Acquisition"), and CommSoft, CommSoft is being merged into Acquisition and certain options to purchase shares of CommSoft Stock are being converted into options to purchase shares of Common Stock of the Company, all pursuant to the terms of the Merger Agreement. The purpose of this 1999 CommSoft Acquisition Stock Option Plan (the "Plan"), is to further the success of the Company and certain of its affiliates by issuing options to purchase shares of Common Stock of the Company to former employees of CommSoft to replace the options to purchase shares of CommSoft Stock held by such employees prior to the merger of CommSoft into Acquisition.

         2. DEFINITIONS. As used in this Plan the following terms shall have the meanings indicated:

            (a) "Award" means an award of stock options.

            (b) "Award Agreement" means a written agreement setting forth the terms of an Award, in the form prescribed by the Committee.

            (c) "Board" means the Board of Directors of the Company.

            (d) "Cause" shall mean, in the context of the termination of a Participant, as determined by the Board, in the reasonable exercise of its business judgment the occurrence of one of the following events: (i) conviction of or a plea of nolo contendere to a charge of a felony (which, through lapse of time or otherwise, is not subject to appeal); (ii) willful refusal without proper legal cause to perform, or gross negligence in performing, Participant's duties and responsibilities; (iii) material breach of fiduciary duty to the Company through the misappropriation of Company funds or property or otherwise; or (iv) the unauthorized absence of Participant from work (other than for sick leave or disability) for a period of thirty working days or more during any period of forty-five working days; provided, further, within one year following a Change of Control, "Cause" shall be limited to the conviction of or a plea of nolo contendere to the charge of a felony (which, through lapse of time or otherwise, is not subject to an appeal), or a material breach of fiduciary duty to the Company through the misappropriation of Company funds or property or otherwise.

            (e) "Change of Control" shall be deemed to have occurred if (i) any "Person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes a



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"beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than 30% of the combined voting power of the Company's then outstanding voting securities, or
(ii) at any time during the 24-month period after a tender offer, merger, consolidation, sale of assets or contested election, or any combination of such transactions, at least a majority of the Board shall cease to consist of "continuing directors" (meaning directors of the Company who either were directors prior to such transaction or who subsequently became directors and whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least two thirds of the directors then still in office who were directors prior to such transaction), or (iii) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 70% of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or
(iv) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement of sale or disposition by the Company of all or substantially all of the Company's assets.

            (f) "Code" means the Internal Revenue Code of 1986, as amended.

            (g) "Committee" means the Committee administering the Plan described in Section 3 hereof.

            (h) "Common Stock" means the Company's common stock, par value $.01 per share.

            (i) "CommSoft" means Communications Software Consultants, Inc.

            (j) "CommSoft Stock Option" means a stock option to purchase shares of CommSoft Stock.

            (k) "CommSoft Stock" means the Class B common stock, $.001 par value, of CommSoft.

            (l) "Continuous Status as an Employee" means that the employment relationship with any one or more of (i) the Company, (ii) any Parent or (iii) any Subsidiary has not been terminated or interrupted.

            (m) "Date of Grant" means the date on which an Award is granted under an Award Agreement executed by the Company and a Participant pursuant to the Plan.

            (n) "Disinterested Person" means a "disinterested person" as such term is defined in Rule 16b-3 promulgated under the Exchange Act or any successor provision.

            (o) "Effective Date" means the effective date of this Plan specified in Section 14 hereof.

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            (p) "Exchange Act" means the Securities Exchange Act of 1934, as it may be amended from time to time.

            (q) "Good Reason" shall mean the occurrence of any of the following events: (a) removal from the principal office held by the Participant on the date of the most recent Award, or a material reduction in the Participant's authority or responsibility, including, without limitation, involuntary removal from the Board, but not including termination of the Participant for Cause; or
(b) the Company otherwise commits a material breach of this Plan, or the Participant's employment agreement, if applicable; provided, however, that within one year following a Change of Control, "Good Reason" shall mean (i) removal from the principal office held by the Participant on the date of the most recent Award, (ii) a material reduction in the Participant's authority or responsibility, including, without limitation, involuntary removal from the Board, (iii) relocation of the Company's headquarters from the San Antonio, Texas metropolitan area but not including termination of the Participant for cause, (iv) a material reduction in the Participant's compensation, or (v) the Company otherwise commits a material breach of this Plan, or the Participant's employment agreement, if applicable.

            (r) "Parent" means a parent corporation of the Company as defined in Section 424(e) of the Code.

            (s) "Participants" means the former employees of CommSoft who held options to purchase shares of CommSoft Stock.

            (t) "Retirement" shall mean retirement of a Participant from the employ of the Company, its Parent, or its Subsidiaries, as the case may be, in accordance with the then existing employment policies of any such employer.

            (u) "Subsidiary" means a subsidiary corporation of the Company as defined in Section 424(f) of the Code.

         3. ADMINISTRATION OF THE PLAN. The Board shall appoint a committee (the "Committee") comprised of two or more directors to administer the Plan. Only directors who are Disinterested Persons shall be eligible to serve as members of the Committee. The Committee shall report all action taken by it to the Board, which shall review and ratify or approve those actions that are by law required to be so reviewed and ratified or approved by the Board. In accordance with the terms of the Merger Agreement, the Committee shall issue Awards to Participants to substitute for and replace, on similar terms and conditions, each Participant's CommSoft Stock Option and to prescribe the form of Award Agreements embodying Awards made under the Plan. Except as otherwise required by this Plan, the Committee shall have authority to interpret and construe the provisions of this Plan and the Award Agreements, to correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Award Agreement in the manner the Committee deems advisable for the administration of the Plan and make determinations pursuant to any Plan provision or Award Agreement, which shall be final and binding on all persons. The Committee may authorize any one or more of their number or any officer of the Company to execute and deliver documents on behalf of the Committee.

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         4. COMMON STOCK SUBJECT TO PROVISIONS OF THIS PLAN. The Common Stock
subject to the provisions of this Plan shall either be shares of authorized but unissued Common Stock, shares of Common Stock held as treasury stock or previously issued shares of Common Stock reacquired by the Company, including shares purchased in the open market. Subject to adjustment in accordance with the provisions of Section 11, the aggregate number of shares of Common Stock available for grant of Awards shall not exceed 173,153. If any part of an Award under this Plan shall be forfeited, the shares of Common Stock subject to the forfeited portion of such Award shall again be available for grant under the Plan.

         5. ELIGIBILITY. Except as hereinafter provided, an Award shall be granted to each Participant to replace such Participant's CommSoft Stock Option.

         6. AWARDS UNDER THIS PLAN. The Committee, in its sole discretion, may make Awards of stock options as described in Sections 7 and 8 hereof.

         7. OPTIONS AUTHORIZED. The options subject to Award under this Plan shall be stock options that do not qualify under Section 422 of the Code as incentive stock options (sometimes referred to herein as "nonqualified options" or "nonqualified stock options"). The Committee shall have the full power and authority to grant to the holder of an outstanding option, in exchange for the surrender and cancellation of such option, a new option having a purchase price lower than that provided in the option so surrendered and canceled and/or containing such other terms and conditions as the Committee may prescribe in accordance with the provisions of the Plan. No options may be granted under the Plan prior to the Effective Date.

         8. TERMS AND CONDITIONS OF OPTIONS. The grant of an option under the Plan shall be evidenced by an Award Agreement executed by the Company and the applicable Participant and shall contain such terms and be in such form as the Committee may from time to time approve, subject to the following limitations and conditions:

            (v) Option Price. The option exercise price per share with respect to each option shall be calculated in accordance with the terms of the Merger Agreement, but shall in no instance be less than the par value of the shares subject to the option. The Committee may permit the option exercise price to be payable by transfer to the Company of Common Stock owned by the option holder with a fair market value at the time of the exercise equal to the option exercise price. For the purposes of this Paragraph 8(a), fair market value on a given date shall be, where applicable, the closing price of the Common Stock on such date as reported on any national securities exchange on which the Common Stock may be listed. If the Common Stock is not listed on a national securities exchange but is publicly traded on the NASDAQ Stock Market's National Market or on another automated quotation system, the fair market value shall be the closing price of the Common Stock on such date, or if traded on the NASDAQ Small Cap or NASDAQ Over-The-Counter market, the fair market value shall be the mean between the closing bid and ask prices on any such system or market on such date. If the Common Stock was not traded on such date, the nearest preceding date on which there was a trade shall be substituted. Notwithstanding the foregoing, however, fair market value shall be determined consistent with Code Section 422(b)(4) or any successor provisions.

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            (w) Period of Option. The expiration date of each option shall be the expiration date of the CommSoft Stock Option from which such option was converted.

            (x) Vesting of Stockholder Rights. Neither the optionee nor his successor in interest shall have any of the rights of a stockholder of the Company until the shares relating to the option hereunder are issued by the Company and are properly delivered to such optionee, or successor.

            (y) Exercise of Option. Each option shall be exercisable as of the Date of Grant and upon such terms and conditions as the Committee shall determine, but not at any time as to less than one hundred (100) shares unless the remaining shares that have become so purchasable are less than one hundred
(100) shares. After the death of the optionee, an option may be exercised as provided in Section 9(c) hereof.

            (z) Restriction on Issuing Shares. The exercise of each option shall be subject to the condition that if at any time the Company shall determine in its discretion that the satisfaction of withholding tax or other withholding liabilities, or that the listing, registration, or qualification of any shares otherwise deliverable upon such exercise upon any securities exchange or under any state or federal law, including the Securities Act of 1933, as amended (the "Securities Act"), or that the consent or approval of any regulatory body, is necessary or desirable as a condition of, or in connection with, such exercise or the delivery or purchase of shares pursuant thereto, then in any such event, such exercise shall not be effective unless such withholding, listing, registration, qualification, consent, or approval shall have been effected or obtained free of any conditions not acceptable to the Company. The shares of Common Stock underlying the Plan have not been and will not be registered under the Securities Act until such time as the Company, in its sole discretion, determines that such registration is appropriate.

         9. EXERCISE OF OPTION.

            (a) Any option granted hereunder shall be exercisable as of the Date of Grant according to the terms of the Plan and at such times and under such conditions as determined by the Committee and set forth in the Award Agreement. An option shall be deemed exercised when (i) the Company has received written notice of such exercise in accordance with the terms of the Award Agreement, (ii) full payment of the aggregate option exercise price of the shares as to which the option is exercised has been made and (iii) arrangements that are satisfactory to the Committee in its sole discretion have been made for the Participant's payment to the Company of the amount, if any, that the Committee determines to be necessary for the Company to withhold in accordance with applicable federal or state income tax withholding requirements.

            (b) Upon Retirement or other termination of the Participant's Continuous Status as an Employee, other than (a) a termination that is either
(i) for Cause or (ii) voluntary on the part of a Participant and without the written consent of the Company, a Parent or any Subsidiary or (b) a termination by reason of death, the Participant may (unless otherwise provided in his Award Agreement) exercise his option at any time within three (3) months after

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such termination of the Participant's Continuous Status as an Employee (or
within one (1) year after termination of the Participant's Continuous Status as an Employee due to permanent and total disability within the meaning of Code
Section 22(e)(3)), or within such other time as the Committee shall authorize, but in no event may the Participant exercise his Option after ten (10) years from the Date of Grant thereof (or such lesser period as may be specified in the Award Agreement), and only to the extent of the number of shares for which his options were exercisable by him at the date of the termination of the Participant's Continuous Status as an Employee. In the event of the termination of the Continuous Status as an Employee of a Participant to whom an option has been granted under the Plan that is either (i) for Cause or (ii) voluntary on the part of the Participant and without written consent, any option held by him under the Plan, to the extent not previously exercised, shall forthwith terminate on the date of such termination of the Participant's Continuous Status as an Employee. Options granted under the Plan shall not be affected by any change of employment so long as the holder continues to be an employee of the Company, a Subsidiary or a Parent. The Award Agreement may contain such provisions as the Committee shall approve with respect to the effect of approved leaves of absence.

            (c) In the event a Participant to whom an option has been granted under the Plan dies during, or within three (3) months after the Retirement or other termination of, the Participant's Continuous Status as an Employee, such option (unless it shall have been previously terminated pursuant to the provisions of the Plan or unless otherwise provided in his Award Agreement) may be exercised (to the extent of the entire number of shares covered by the option whether or not purchasable by the Participant at the date of his death) by the executor or administrator of the optionee's estate or by the person or persons to whom the optionee shall have transferred such option by will or by the laws of descent and distribution, at any time within a period of one (1) year after his death, but not after the exercise termination date set forth in the relevant Award Agreement.

            (d) If as of the date of termination of the Participant's Continuous Status as an Employee (other than as a result of the Participant's death) the Participant is not entitled to exercise his entire options, the shares of Common Stock covered by the unexercisable portion of the option shall revert to the Plan. If the Participant (or his designee or estate as provided in Section 9(c) above) does not exercise his options within the time specified in the Plan and the Award Agreement, the unexercised options shall terminate and the shares of Common Stock covered by such options shall revert to the Plan.

         10. ADJUSTMENTS. The Committee, in its discretion, may make such adjustments in the option price, the number or kind of shares and other appropriate provisions covered by outstanding Awards that are required to prevent any dilution or enlargement of the rights of the holders of such options that would otherwise result from any reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation, issuance of rights or any other change in the capital structure of the Company. The Committee, in its discretion, may also make such adjustments in the aggregate number and class of shares that may be the subject of Awards which are appropriate to reflect any transaction or event described in the preceding sentence.

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         11. AMENDMENT, SUSPENSION AND TERMINATION OF THE PLAN. The Board may,
at any time, amend or terminate the Plan. Unless sooner terminated hereunder, the Plan shall terminate ten (10) years after the Effective Date. No amendment, suspension or termination of the Plan shall, without a Participant's consent, impair or negate any of the rights or obligations under any Award theretofore granted to such Participant under the Plan.

         12. TAX WITHHOLDING. The Company shall have the right to withhold from any payments made under this Plan, or to collect as a condition of payment, any taxes required by law to be withheld. At any time when a Participant is required to pay to the Company an amount required to be withheld under applicable income tax laws in connection with a distribution of shares of Common Stock pursuant to this Plan, the Participant may satisfy this obligation in whole or in part by electing to have the Company withhold from such distribution shares of Common Stock having a value equal to the amount required to be withheld. The value of the shares of Common Stock to be withheld shall be based on the fair market value, as determined pursuant to Section 8(a) hereof, of the Common Stock on the date that the amount of tax to be withheld shall be determined (the "Tax Date"). Any such election is subject to the following restrictions: (i) the election must be made on or prior to the Tax Date; (ii) the election must be irrevocable; and (iii) the election must be subject to the disapproval of the Committee. To the extent required to comply with rules promulgated under Section 16 of the Exchange Act, elections by Participants who are subject to Section 16 of the Exchange Act are subject to the following additional restrictions: (i) no election shall be effective for a Tax Date which occurs within six (6) months of the grant of the Award; and (ii) the election must be made either (a) six (6) months or more prior to the Tax Date or (b) during the period beginning on the third business day following the date of release for publication for the Company's quarterly or annual summary statements of sales and earnings and ending on the twelfth business day following such date.

         13. EFFECTIVE DATE OF THE PLAN. This Plan shall become effective on the date (the "Effective Date") of the adoption of the Plan by the Board.

         14. SPECIAL PROVISIONS REGARDING CHANGE OF CONTROL. The Board or the Committee may, from time to time, make special provisions for one or more Participants respecting a possible Change of Control of the Company, a Subsidiary or Parent, and, to the extent that any such special provisions made with the consent of the affected employee may have the effect of preventing a termination or dilution of benefits, such special provisions shall be controlling over and shall be deemed to be an amendment of any inconsistent terms of the applicable Award Agreement.

         15. MISCELLANEOUS PROVISIONS.

            (a) If approved by the Board, the Company or any Parent or Subsidiary may lend money or guarantee loans by third parties to an individual to finance the exercise of any option granted under the Plan to continue to hold Common Stock thereby acquired.

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            (b) This Plan is intended and has been drafted to comply in all respects with Rule 16b-3, as amended, under the Exchange Act ("Rule 16b-3"). If any provision of this Plan does not comply with Rule 16b-3, this Plan shall be automatically amended to comply with Rule 16b-3.

            (c) No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Company, a Parent or a Subsidiary. Nothing in this Plan shall interfere with or limit in any way the right of the Company, a Parent or any Subsidiary to terminate any Participant's employment at any time, nor confer upon any Participant any right to continue in the employ of the Company, a Parent or any Subsidiary.

            (d) To the extent that federal laws do not otherwise control, this Plan shall be construed in accordance with and governed by the laws of the State of Delaware or the property laws of any particular state.

            (e) In case any one or more of the provisions of this Plan shall be held invalid, illegal or unenforceable in any respect under applicable law and regulation (including Rule 16b-3), the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and the invalid, illegal or unenforceable provisions shall be deemed null and void; however, to the extent permissible by law, any provision which could be deemed null and void shall first be construed, interpreted or revised retroactively to permit this Plan to be construed in compliance with all applicable laws (including Rule 16b-3) so as to foster the intent of this Plan. Notwithstanding anything in this Plan to the contrary, the Committee, in its sole and absolute discretion, may bifurcate this Plan so as to restrict, limit or condition the use of any provision of this Plan to Participants who are subject to Section 16 of the Exchange Act without so restricting, limiting or conditioning this Plan with respect to other Participants.

            (f) None of a Participant's rights or interests under the Plan may be assigned or transferred in whole or in part, either directly or by operation of law or otherwise (except pursuant to a qualified domestic relations order or, in the event of a Participant's death, by will or the laws of descent and distribution), including, but not by way of limitation, execution, levy, garnishment, attachment, pledge, bankruptcy or in any other manner, and no such right or interest of any Participant in the Plan shall be subject to any obligation or liability of such individual.

            (g) The expenses of the Plan shall be borne by the Company.

            (h) By accepting any Award under the Plan, each Participant or beneficiary claiming under or through him shall be conclusively deemed to have indicated his acceptance and ratification of, and consent to, any action taken under the Plan by the Company, the Committee or the Board.

            (i) Awards granted under the Plan shall be binding upon the Company, its successors and assigns.

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            (j) The appropriate officers of the Company shall cause to be filed any reports, returns, or other information regarding Awards hereunder or any Common Stock issued pursuant hereto as may be required by Section 13 or 15(d) of the Exchange Act, or any other applicable statute, rule or regulation.

            (k) Nothing contained in this Plan shall prevent the Board of Directors from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required.



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